Exhibit 10.13
November 3, 2005
Dear Mr. Wendel:
     In connection with your acceptance of employment as Senior Vice President — Finance of First Community Bank, N.A. (the “Bank”), we are pleased to offer you this contract which would provide you with a severance payment in the event that a “change of control” of the Bank’s parent company, First Community Bancshares, Inc. (“FCBI”), should occur after the date hereof.
Severance Payment
     If a Change of Control, as defined below, shall have occurred while you are employed by the Bank and your employment is terminated by the Bank, or its successor, within 12 months following a Change of Control, then the Bank and/or its successor shall pay to you a cash severance amount equal to your annual base salary as in effect immediately prior to the date of termination (“Severance Pay”). Such Severance Pay shall be paid within five business days after the date of termination.
Non Competition
     In consideration of the foregoing, you covenant and agree that, while you are employed by the Bank and for one year after you cease to be employed by the Bank, you shall not, directly or indirectly, manage, operate or control, any Competing Business, as defined below, or, directly or indirectly, induce or influence any customer or other person that has a business relationship with the Bank, or any affiliate of the Bank, to discontinue or reduce the extent of such relationship. For purposes of this agreement, you shall be deemed directly or indirectly interested in a business if you are engaged or interested in that business as a stockholder, director, officer, or executive, agent, partner, individual proprietor, consultant, advisor or otherwise, but not if your interest is limited solely to the ownership of not more than 5% of the securities of any class of equity securities of a corporation or other person whose shares are listed or admitted to trade on a national securities exchange or are quoted on Nasdaq or a similar means if Nasdaq is no longer providing such information.
     While you are employed by the Bank and for one year after you cease to be employed by the Bank, you shall not, directly or indirectly, solicit to employ for yourself or others any employee of the Bank or any affiliate of the Bank as of the date of the termination of your employment with the Bank, or to solicit any such employee to leave such employee’s employment or join the employee of another, then or at a later time.
Confidential Information
     You acknowledge and agree that by virtue of your position and involvement with the business and affairs of the Bank, you will develop substantial expertise and knowledge with respect to all aspects of the Banks’ business, affairs and operations and will have access to all significant aspects of the business and operations of the Bank and to Confidential and Proprietary Information, as defined below.
     You agree that, during the term of employment and thereafter, unless otherwise authorized by the Bank in writing, you shall not, directly or indirectly, under any circumstance: (i) disclose to any other person or entity (other than in the regular course of business of the Bank) any Confidential and Proprietary Information, other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Bank; (ii) act or fail to act so as to impair the confidential or proprietary nature of any Confidential and Proprietary Information; (iii) use any Confidential and Proprietary Information other than for the sole and exclusive benefit of the Bank; or (iv) offer or agree to, or cause or assist in the inception or continuation of, any such disclosure, impairment or use of any Confidential and Proprietary Information. Following your term of employment, you shall return all documents, records and other items containing any Confidential and Proprietary Information to the Bank (regardless of the medium in which maintained or stored).
     The parties agree that nothing in this agreement shall be construed to limit or negate the common law of torts, confidentiality, trade secrets, fiduciary duty and obligations where such laws provide the Bank with any broader, further or other remedy or protection than those provided herein.
     Because the breach of any of the provisions of this agreement will result in immediate and irreparable injury to the Bank for which the Bank will not have an adequate remedy at law, the Bank shall be entitled, in addition to all other rights and remedies, to seek a degree of specific performance of the restrictive covenants contained in this agreement and to a temporary and permanent injunction enjoining such breach, without posting bond or furnishing similar security.
Definitions
     The following words and terms shall have the meanings set forth below for the purposes of this agreement:
     Change in Control. “Change in Control” shall mean the occurrence of any of the following events subsequent to the date of this agreement: (i) the acquisition of control of FCBI or the Bank as defined in the Change in Bank Control Act of 1978, as amended, 12 U.S.C. § 1842(3), or any successor to such sections; (ii) an event that would be required to be reported in response to Item 1(a) of Form 8-K or Item 6(e) of Schedule 14A of Regulation 14A pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”), or any successor thereto, whether or not any class of securities of FCBI is registered under the Exchange Act; (iii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of FCBI, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of FCBI representing 30% or more of the combined voting power of FCBI’s then outstanding securities; (iv) the sale or other disposition of all or substantially all of the assets of FCBI or the transfer by FCBI of greater than 30% of the voting securities of FCBI.
     Competing Business. Competing Business shall mean any business, enterprise or other entity that as one of its businesses or activities, is engaged in the business of banking (including, without limitation, the acceptance of deposits and the making of loans) or a permitted non-banking activity in which the Bank is directly or indirectly engaged within the counties of Washington, Tazewell, Wythe, Bland and Henrico and the City of Richmond in Virginia, Mercer Raleigh and Wyoming Counties in West Virginia, Forsyth County in North Carolina, and Washington and Sullivan Counties in Tennessee.
     Confidential and Proprietary Information. Confidential and Proprietary Information shall mean any and all (i) confidential or proprietary information or material not in the public domain about or relating to the business, operations, assets or financial condition of the Bank or any affiliate of the Bank or any of the Banks’ or any such affiliate’s trade secrets; and (ii) information, documentation or material not in the public domain by virtue of any action by or on the part of you, the knowledge of which gives or may give the Bank or any affiliate of the Bank an advantage over any person not possessing such information. For purposes hereof, the term Confidential and Proprietary Information shall not include any information or material (i) that is known to the general public other than due to a breach of this agreement by you or (ii) was disclosed to you by a person who you did not reasonably believe was bound to a confidentiality or similar agreement with the Bank or the Corporation.
Amendment; Waiver; Assignability
     No provisions of this agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer or officers as may be specifically designated by the Board of Directors of the Bank to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. You may not assign or transfer this agreement or any rights or obligations hereunder.

FIRST COMMUNITY BANK, N. A.
/s/ John M. Mendez
John M. Mendez
Executive Vice President

ACCEPTED BY:

/s/ Mark A. Wendel

Mark A. Wendel
Date: November 3, 2005